Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Raymond Li, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Annual Report on Form 10-KSB for the period ended March 31, 2007 of the China-Biotics, Inc. (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China-Biotics, Inc..

A signed original of this written statement required by Section 906 has been provided to China-Biotics, Inc. and will be retained by China-Biotics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Raymond Li
Raymond Li
Chief Financial Officer June 21, 2007